Exhibit 99.1

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May Petry, Director – Public Relations	Kevin Faulkner, Vice President – Investor Relations
(408) 570-8704	(408) 570-8293
John Kiger, Sr. Director – Investor Relations
(408) 570-8303

BEA Systems Delivers Record First Quarter

Total Revenues and Operating Profit

SAN JOSE, Calif.—May 18, 2005—BEA Systems, Inc. (Nasdaq: BEAS), a world leader in enterprise application infrastructure software, today announced results for its fiscal first quarter. For the first quarter ended April 30, 2005, BEA reported total revenues of $281.7 million, up 7% from $262.6 million in last year’s first quarter and BEA’s highest ever in a first quarter. For the first quarter, BEA reported license revenues of $116.1 million, as compared to $120.2 million a year ago, and services revenue of $165.7 million, compared to $142.5 million a year ago. For the first quarter, on a generally accepted accounting principles (“GAAP”) basis, BEA reported operating income of $48.5 million, up 24% from $39.1 million a year ago and BEA’s highest ever in a first quarter. BEA reported GAAP first quarter net income of $34.1 million, up 35% from $25.3 million a year ago, and GAAP diluted net income per share of $0.08, up from $0.06 a year ago. BEA generated first quarter cash flow from operations of $76.9 million, compared to $82.1 million a year ago.

BEA reported first quarter non-GAAP net income of $35.8 million, up 7% from $33.4 million a year ago, and non-GAAP diluted net income per share of $0.09, compared to $0.08 a year ago. Non-GAAP results exclude certain acquisition-related expenses, net gains or losses on investments in equity securities, facilities consolidation and other non-recurring charges. A reconciliation of non-GAAP adjustments is summarized on page six of this release. For full details on BEA’s reported results, see the financial tables accompanying this release.

“The BEA team did a terrific job. In terms of total revenues and operating profit, we rang up our strongest fiscal first quarter in five years,” said Alfred Chuang, chairman and chief executive officer, BEA Systems, Inc. “We delivered balanced, consistent results worldwide, and the Americas had one of their best quarters in three years. We signed more million-dollar license agreements, at a higher average size, than we have ever had in a first quarter.”

“Our first quarter performance was driven by strong customer demand, great products, improved sales execution, and continued strength in our customer support business,” Chuang said. “Our customers are making investments in systems that help them get more value out of their current IT assets. Customers are building robust portals, based on the principles of Service-Oriented Architecture. BEA continued to capture design wins as the architecture of choice for customers’ SOA projects, demonstrating that customers continue to look to BEA for industrial-strength infrastructure products across a broad spectrum of industries and business needs.”

BEA continued to enhance and extend its product offerings to provide support for SOA and next generation technologies for the convergence of IT and telecommunications. During the first quarter, BEA expanded its platform for voice and services over Internet protocol (VOIP/SOIP) with the announcement of the general availability of BEA WebLogic Network Gatekeeper™, a key component of the BEA WebLogic Communications Platform™. BEA WebLogic Network Gatekeeper is a carrier-

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BEA Reports Q1 Fiscal 2006 Results

May 18, 2005 / Page 2

grade, standards-based network access management product designed to help communications service providers manage third party content and service providers. BEA WebLogic Network Gatekeeper, together with BEA WebLogic SIP Server™, an industry leading J2EE-based SIP application server, make up the BEA WebLogic Communications Platform, aimed at helping communications service providers increase revenues by enhancing their ability to conduct a wide variety of digital content and video services over wireless and wireline networks, such as IP telephony, conferencing, instant messaging, push-to-talk, gaming, and other rich media communication services.

“We are encouraged by the early progress of our WebLogic Communications Platform. We already have several customers. The first WebLogic SIP Server customer, a tier-one telecommunications carrier, went live during Q1, and has now migrated about 25% of their existing VOIP service to WebLogic. Our sales and technical teams continue to advance on the early stages of the sales cycle, focusing on the top 40 telcos and network equipment providers around the world. We are already beginning pilot projects at several customers, and we are aggressively hiring to expand our capabilities in this exciting growth market,” Chuang said.

In addition, as customers invest in Service-Oriented Architecture, to drive increased efficiency and business value through IT, a category of software, known as “service infrastructure,” is emerging. Service infrastructure is designed to enable the free flow of processes, information and services across and between heterogeneous business environments. As the pioneer and market leader for application infrastructure software, BEA is uniquely positioned to deliver the independent Service-Oriented Architecture (SOA) platform for Service Infrastructure.

Key Customer and Partner Agreements

Key customer, partner and end-user agreements signed in the quarter included AMD, America Online, Ameriquest, Banco Central de Venezuela, China Life Insurance, China Mobile, DHL, Hafslund ASA, MCI, Nieman Marcus, Nextel, Pfizer, Post Italienne, Societe Generale, Sony China, Unisys, Vodafone, and XM Satellite Radio.

New, renewed or expanded relationships were entered into with VARs, hardware OEMs, systems integrators, ASPs, and ISVs, including Amdocs, Arlington Computer Products, BMC, Business Objects, CapitalSoft, Chordiant, Corporate Technologies, Data Systems Worldwide, Deloitte, EMC/Documentum, Firepond, FundTech, Gametronics, iLog, Infosys, Intec America Billing, Innovativ, Intervoice, Jacada, Liquid Engines, Macromedia, Manhattan Associates, McKesson, MedPlus, MobileAware, Oracle, Pinnacle Technologies, Serna Software, Siebel, Siemens, Technologant, Telcordia, Telephony@Work, Vignette and WellFound Decade.

About BEA

BEA Systems, Inc. (Nasdaq: BEAS) is the world’s leading application infrastructure software company, providing the enterprise software foundation that allows thousands of companies to benefit from service-oriented architectures. With more than 15,000 customers around the world, including the majority of the Fortune Global 500, BEA and its WebLogic® and Tuxedo® brands are among the most trusted names in business.

Headquartered in San Jose, Calif., BEA has 76 offices in 36 countries and is on the Web at www.bea.com.

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BEA Reports Q1 Fiscal 2006 Results

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Investors will have the opportunity to listen to BEA’s earnings conference call over the Internet on the investor information page of the BEA Web site at http://www.bea.com/investors/ or through Streetevents’ CompanyBoardroom site at http://www.companyboardroom.com. The Internet broadcast will be available live, and a replay will be available following completion of the live call for 365 days thereafter. In addition, investors will have the opportunity to access a telephone replay of the call through June 1, 2005, by dialing 706-645-9291, access code 6020749.

BEA, Tuxedo, WebLogic, and BEA WebLogic Server are registered trademarks and BEA WebLogic Enterprise Platform, BEA WebLogic Integration, BEA WebLogic Portal, BEA WebLogic JRockit, BEA WebLogic Platform, BEA WebLogic Express, BEA WebLogic Workshop, BEA WebLogic Java Adapter for Mainframe, BEA Liquid Data for WebLogic, BEA eLink, and BEA WebLogic Enterprise Security are trademarks of BEA Systems, Inc. All other company and product names may be the subject of intellectual property rights reserved by third parties.

Legal Notice Regarding Forward-Looking Statements

Some of the statements in this press release are forward-looking, including statements regarding: continued strength in our customer support business; customer investments; customers continuing to look to BEA for products; the emergence of “service infrastructure” software; and BEA being uniquely positioned to deliver the independent SOA platform for Service Infrastructure. BEA’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties BEA faces that could cause results to differ materially include risks associated with: quarterly fluctuations in customer spending due to economic, geopolitical, competitive and other factors; dependence on the growth of the markets for BEA’s products, especially the markets for SOA software and service infrastructure software; changes in the standards or technologies used in the telecommunications market that could render our products and customer support services less competitive; any decline in spending by the telecommunications industry as a result of consolidation or adverse economic conditions; our dependence on large transactions, particularly those received at the end of our quarter; the rate of any recovery in information technology spending by our customer base, particularly in view of the continued difficulties experienced by companies in the technology and enterprise software sectors; the ability of our BEA WebLogic Communications Platform and our business solutions frameworks to effectively address the changing market and technological requirements of the vertical sectors we have targeted; technological changes and standards disputes that could impede the growth in telecommunications services over the Internet; dependence on new product introductions and enhancements, especially those related to SOA and service infrastructure; the introduction by competitors of new products and pricing strategies; market acceptance of BEA’s solutions, products and enhancements such as BEA Enterprise Solutions and the WebLogic Communications Platform; the length of BEA’s sales cycle; the dependence on acceptance of BEA’s products by channel partners; dependence on the success of BEA’s channel partners; dependence on retaining and hiring key personnel; rapid technological change; potential software defects (particularly with regard to newly introduced and planned products, such as those related to BEA WebLogic Communications Platform); and significant leverage and debt service requirements. Readers should also refer to the section entitled “Risk Factors That May Impact Future Operating Results” on pages 35 through 47 of BEA’s Report on Form 10-K for the fiscal year ended January 31, 2005, as well as similar disclosures in subsequent BEA SEC filings. The forward-looking statements and risks stated in this press release are based on information available to BEA today. BEA assumes no obligation to update them.

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BEA Reports Q1 Fiscal 2006 Results

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Legal Notice Regarding Non-GAAP Financial Information

BEA provides non-GAAP expense, operating income, operating margin, net income, and net income per share data as additional information for investors. These measures are not in accordance with, or an alternative to, generally accepted accounting principles (“GAAP”), are intended to supplement GAAP financial information, and may be different than non-GAAP measures used by other companies. BEA believes that the presentation of non-GAAP, financial measures provides useful information to investors regarding our results of operations. BEA believes it also provides an alternative method of assessing our operating results that we believe is focused on our core on-going operations and may allow investors to perform additional meaningful period-to-period comparisons of our operating results. In addition, BEA’s management team uses these measures for reviewing our financial results, and for budget and planning purposes.

– FINANCIAL TABLES FOLLOW –

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BEA Systems, Inc.

May 18, 2005 / Page 5

BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for per share data)

	Three Months Ended April 30,
	2005	2004
Revenues:
License fees	$116,055	$120,152
Services	165,668	142,483

Total revenues	281,723	262,635

Cost of revenues:
Cost of license fees	7,213	9,699
Cost of services	55,007	48,981

Total cost of revenues	62,220	58,680

Gross profit	219,503	203,955

Operating expenses:
Sales and marketing	104,061	100,611
Research and development	40,486	34,942
General and administrative	26,468	21,615
Facilities consolidation	—	7,665

Total operating expenses	171,015	164,833

Income from operations	48,488	39,122
Interest and other, net	223	(2,931)

Income before provision for income taxes	48,711	36,191
Provision for income taxes	14,613	10,857

Net income	$34,098	$25,334

Net income per share:
Basic	$0.09	$0.06

Diluted	$0.08	$0.06

Shares used in computing net income per share:
Basic	395,180	409,660

Diluted	402,570	425,840

BEA Systems, Inc.

May 18, 2005 / Page 6

BEA SYSTEMS, INC.

NON-GAAP STATEMENTS OF OPERATIONS

IMPACT OF NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME

(In thousands, except for per share data)

(unaudited)

	For the Three Months Ended April 30, 2005				For the Three Months Ended April 30, 2004
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted
Revenues	$281,723	$—		$281,723	$262,635	$—		$262,635
Cost of revenues	62,220	(2,207	) (a)	60,013	58,680	(3,228	) (a)	55,452

Gross profit	219,503	2,207		221,710	203,955	3,228		207,183
Operating expenses	171,015	(285	) (b) (c)	170,730	164,833	(8,284	) (b) (c)	156,549

Income from operations	48,488	2,492		50,980	39,122	11,512		50,634
Interest and other, net	223	—		223	(2,931)	—		(2,931)

Income before provision for income taxes	48,711	2,492		51,203	36,191	11,512		47,703
Provision for income taxes	14,613	748	(d)	15,361	10,857	3,453	(d)	14,310

Net income	$34,098	$1,744		$35,842	$25,334	$8,059		$33,393

Net income per share	$0.08			$0.09	$0.06			$0.08

Diluted shares outstanding	402,570			402,570	425,840			425,840

(a)	Non-GAAP cost of revenues excludes $2,207 and $3,228 related to impairment and amortization of acquired intangible assets for the three months ended April 30, 2005 and 2004, respectively. Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition. Management also believes excluding these items facilitates comparisons to the BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.
(b)	Non-GAAP operating expenses exclude $285 and $619 related to acquisition-related deferred compensation expense for the three months ended April 30, 2005 and 2004, respectively. Management believes it is useful in measuring BEA’s operations to exclude amortization of intangibles, deferred compensation and other acquisition related expenses because these costs are primarily fixed at the time of an acquisition and generally cannot be changed by management in the post-acquisition. Management also believes excluding these items facilitates comparisons to the BEA’s historical and competitors’ core operating results during periods when there were no acquisitions.
(c)	Non-GAAP operating expenses also exclude $0 and $7,665 related to facilities consolidation for the three months ended April 30, 2005 and 2004, respectively. Management believes it is useful in measuring BEA’s operations to exclude expenses related to facilities consolidation because the companies restructuring activities have been non-recurring and infrequent and therefore may not be considered directly related to our on-going core business operations.
(d)	Provision for income taxes assumes a tax rate of 30 percent and includes the impact of these non-GAAP adjustments.

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BEA SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	April 30, 2005	January 31, 2005
	(unaudited)	(*)
ASSETS
Current assets:
Cash and cash equivalents	$808,148	$777,754
Restricted cash	1,633	1,648
Short-term investments	818,097	830,063
Accounts receivable, net	220,188	258,655
Other current assets	46,406	44,077

Total current assets	1,894,472	1,912,197

Property and equipment, net	345,056	347,571
Acquired intangible assets, net	69,098	71,305
Long-term restricted cash	3,130	4,130
Other long-term assets	16,887	13,191

	$2,328,643	$2,348,394

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$218,827	$219,422
Deferred revenues	307,498	312,310
Current portion of notes payable and other obligations	426	459

Total current liabilities	526,751	532,191

Notes payable and other long-term obligations	231,808	233,036
Convertible subordinated notes	550,000	550,000

Stockholders’ equity:
Common stock	1,217,165	1,202,124
Retained earnings	146,153	112,055
Deferred compensation	(10,388)	(8,874)
Treasury stock	(344,543)	(284,551)
Accumulated other comprehensive income	11,697	12,413

Total stockholders’ equity	1,020,084	1,033,167

	$2,328,643	$2,348,394

(*)	Derived from audited consolidated financial statements.